NIVS Appoints New Independent Director and New CFO

HUIZHOU, China, October 1, 2010—NIVS IntelliMedia Technology Group, Inc. (“NIVS” or the “Company”) (NYSE Amex: NIV), a consumer electronics company that designs, manufactures and sells intelligent audio and visual products and mobile phones, today announced that Robert Wasielewski has joined the Company’s Board of Directors and that Alexander Chen has been appointed as new CFO.

Mr. Wasielewski comes to NIVS with an extensive background in the U.S. capital markets through his past service at Citigroup, PriceWaterhouseCooper and GKH Partners.  Mr. Wasielewski has also assisted companies in going public, has built portfolio companies on behalf of private equity sponsors and has provided acquisition and restructuring assistance to numerous companies.  Mr. Wasielewski currently serves as the interim Chief Executive/Chief Financial Officer of ForteONE CEO Services, a business development consultancy based in Chicago, IL.  Mr. Wasielewski holds a Bachelor of Science Degree in Accountancy with Honors from the University of Illinois at Urbana-Champaign College of Commerce and Business Administration.

The Company's Board of Directors also appointed Alexander Chen as the new Chief Financial Officer, to fill the vacancy left by Simon Zhang, who resigned as Chief Financial Officer for personal reasons. Prior to joining the Company, Mr. Chen served as the Business Development Manager of WCT Pty Limited, a remittance services and money transfer company, as Chief Financial Officer of Service Central, an online business directory service company, and as the Chief Financial Officer of TMS, a company accredited with a special license to market, sell and manage government-run lotteries, where Mr. Chen oversaw the company’s return to profitability and record sales after many years of heavy losses.  Mr. Chen received a Bachelor’s Degree in Accounting from the University of Victoria in 1998.

Mr. Tianfu Li, NIVS Chairman and CEO commented, “We are pleased to welcome Mr. Wasielewski to the NIVS board.  We believe that his extensive capital markets background will add valuable experience and insight to the Company.  We are also pleased to have Mr. Chen join our management team.  We believe that his experience in management and business development will be an asset to the Company.”

About NIVS IntelliMedia Technology Group, Inc.

NIVS IntelliMedia Technology Group is an integrated consumer electronics company that designs, manufactures, markets and sells intelligent audio and video products and mobile phones in China, Greater Asia, Europe, and North America. The NIVS brand has received “Most Popular Brand” distinction in China's acoustic industry for three consecutive years, among numerous other awards. NIVS has developed leading Chinese speech interactive technology, which forms a foundation for the Company's intelligent audio and visual systems, including digital audio, LCD televisions, digital video broadcasting (“DVB”) set-top boxes, peripherals and more.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the significance of Mr. Wasielewski’s and Mr. Chen's appointment on the Company’s business and operations; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

 For more information, please contact:

 Company Contact:

 Jason Wong
 Vice President Investor Relations
 Tel: +86-138-299-16919
 Email: jason@nivsgroup.com

 Investor Contact:

 BPC Financial Marketing
 United States & Canada
 John Baldissera
 Tel: +1-800-368-1217